Eighth Amendment To
Mortgage Warehouse Loan And Security Agreement

This Eighth Amendment to Mortgage Warehouse Loan and Security Agreement (this "Amendment"), made by and between FIRST PREFERENCE MORTGAGE CORP., a Texas corporation  ("Borrower"), COLONIAL BANK, N.A. (f/k/a Colonial Bank), a national banking association, as lender ("Lender"), is dated as of the 31st day of December, 2004.

R  E  C  I  T  A  L  S:

Pursuant to that certain Mortgage Warehouse Loan and Security Agreement dated as of December 28, 2000, as amended by that certain First Amendment to Mortgage Warehouse Loan and Security Agreement dated as of February 20, 2001, that certain Second Amendment to Mortgage Warehouse Loan and Security Agreement dated as of April 10, 2001, that certain Third Amendment to Mortgage Warehouse Loan and Security Agreement dated as of August 29, 2001, that certain Fourth Amendment to Mortgage Warehouse Loan and Security Agreement dated as of October 31, 2002, that certain Fifth Amendment to Mortgage Warehouse Loan and Security Agreement dated as of April 30, 2003, that certain Sixth Amendment to Mortgage Warehouse Loan and Security Agreement dated as of August 29, 2003, and that certain Seventh Amendment to Mortgage Warehouse Loan and Security Agreement dated as of December 10, 2003 (as heretofore amended, the "Agreement"), Lender made available to Borrower, subject to the terms and conditions thereof, a revolving line of credit loan in the maximum aggregate principal amount not to exceed $35,000,000.00 (the "Line of Credit").

Lender's Commitment (as defined in the Agreement) and the maximum principal amount of the Line of Credit were reduced to $25,000,000.00 effective October 18, 2004 pursuant to a letter agreement between Lender and Borrower of such date.

Pursuant to the provisions of the Agreement, the Line of Credit, as temporarily extended by letter agreements dated June 9, 2004, July 31, 204, August 24, 2004, September 28, 2004, October 18, 2004, November 30, 2004 and December 15, 2004, respectively, from Lender to Borrower, matures on January 31, 2005.  Borrower has requested that Lender agree to extend the scheduled maturity date of the Line of Credit to March 31, 2005 at a maximum principal amount of $25,000,000.00 and to make certain other changes, and Lender is willing to do so, but only on the express condition, among others, that Borrower enters into this Amendment, pursuant to which the Agreement shall be amended and modified.

NOW, THEREFORE, in consideration of the premises and agreements contained herein, and for good and valuable consideration, the receipt and sufficiency of which are acknowledged by the parties hereto, the parties hereto do hereby agree, each with the other, as follows:

1.          If not otherwise defined herein or the context shall not expressly indicate otherwise, all capitalized terms which are used herein shall have their respective meanings given to them in the Agreement.

2.          Section 1.1 (Defined Terms) of the Agreement is hereby amended as follows:

(A)       By amending and restating the definition of "Adjusted Tangible Net Worth" to read in its entirety as follows:

"Adjusted Tangible Net Worth" shall mean GAAP Net Worth, minus loans and advances owing to Borrower from officers, directors, stockholders and other Affiliates  and employees of Borrower (if any), minus investments in Affiliates of Borrower, plus that portion of Subordinated Debt (if any) that is not due within one (1) year.

(B)        By amending and restating the definition of "Advance Rate Amount" to read in its entirety as follows:

"Advance Rate Amount" shall mean (i) with respect to any Eligible Conforming Mortgage Loan, an amount equal to ninety-nine percent (99%) of the amount to be paid by the Approved Investor for the Mortgage Loan pursuant to a binding Investor Commitment (i.e., "commitment"), not to exceed the current unpaid principal balance of such Mortgage Loan (i.e., "par"), (ii) with respect to any Eligible Non-Conforming Mortgage Loan, an amount equal to ninety-eight percent (98%) of the lesser of (a) par or (b) commitment, (iii) with respect to any Eligible Repurchased Mortgage Loan, an amount equal to ninety percent (90%) of the least of (a) the repurchase price of such Mortgage Loan, (b) the market value of the Property securing such Mortgage Loan as established by the most recent appraisal or broker's price opinion (subject to the provisos in subsection (g) of the definition of Eligible Repurchased Mortgage Loan) of the Property securing such Mortgage Loan, or (c) the outstanding principal amount of the promissory note evidencing such Mortgage Loan, and (iv) with respect to any Eligible Wet Mortgage Loan, an amount equal to the Advance Rate Amount applicable to the Type of Mortgage Loan supporting the Advance.

(C)       By amending and restating the definition of "Commitment" to read in its entirety as follows:

"Commitment" shall mean the commitment of Lender to make Advances to Borrower which Advances in the aggregate, subject to each applicable Sublimit, shall not exceed $25,000,000.00 at any time outstanding.

(D)      By amending the definition of "Eligible Mortgage Loan" to amend and restate subparagraph (b) thereof and to add a new subparagraph (u) and a new subparagraph (v) thereto to read in their entireties, respectively, as follows:

(b)       such Mortgage Loan is secured by a first priority mortgage (or deed of trust) on the Property encumbered thereby which Property is located in a state in which Borrower is duly licensed and qualified to conduct its mortgage banking business; provided, however, if such Mortgage Loan meets the requirements of an Eligible Non-Conforming Mortgage Loan, it may be secured by a second priority mortgage (or deed of trust) on the Property encumbered thereby;

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(u)       unless otherwise approved by Lender from time to time, in its sole discretion and in writing, the improvements on the Property encumbered by such Mortgage Loan shall consist of any one of the following that is completed: (i) a detached, one-family dwelling, (ii) a detached two-to-four family dwelling, (iii) a one-family dwelling in a condominium project, or (iv) a detached one-family dwelling in a planned unit development, none of which (x) is a cooperative or a mobile or manufactured home unless, in the case of a mobile or manufactured home, it is affixed to the real property and is encumbered by a first priority mortgage (or deed of trust) both on such real property and on such mobile or manufactured home that has priority over any other Lien on such mobile or manufactured home, whether or not arising under applicable real property law; (y) does not constitute real property under applicable state law, or (z) contains any commercial operations (other than in the nature of an in-home office); and

(v)       the initial principal amount of such Mortgage Loan does not exceed $1,000,000.00 (the "Per Loan Limit"); provided, if such Mortgage Loan is underwritten by Borrower, the initial principal amount thereof does not exceed $650,000.00 or, if the initial principal amount thereof exceeds $650,000.00 (but, in no event, shall any Mortgage Loan exceed the Per Loan Limit, unless otherwise approved by Lender in its sole and absolute discretion on a case-by-case basis), such Mortgage Loan has been underwritten and approved by the Approved Investor under such Investor Commitment.

(E)       By amending and restating the definition of "Eligible Non-Conforming Mortgage Loan" to read in its entirety as follows:

"Eligible Non-Conforming Mortgage Loan" shall mean a Mortgage Loan with respect to which each of the following statements is true and correct:

            (a)        such Mortgage Loan is an Eligible Mortgage Loan, except that if such Mortgage Loan otherwise meets the requirements of an Eligible Mortgage Loan, such Mortgage Loan may be secured by a second priority (rather than a first priority) mortgage (or deed of trust) on the Property encumbered thereby;

            (b)        the Property encumbered by such Mortgage Loan is owner occupied and is not an investment property;

            (c)       such Mortgage Loan conforms to the credit quality guidelines utilized by Fitch IBCA or such other nationally recognized credit ratings agency or firm as specified by Lender as set forth in Exhibit E and otherwise conforms to all underwriting and other requirements of one of the Approved Investors other than FNMA, FHLMC or FHA/VA (such as by way of illustration and not limitation, Mortgage Loans which are A- (except those that have been included as Eligible Conforming Mortgage Loans), B, C, high loan-to-value ratio, second mortgages or HELOC's), which underwriting and other requirements are customary in the mortgage banking industry and have been approved by Lender in writing, except that Mortgage Loans rated "D" or below shall be ineligible;

            (d)        such Mortgage Loan is pre-sold on a "flow basis" or, if sold on a "bulk basis", is underwritten to specific Approved Investor guidelines deeming it eligible for purchase pending documentation review; and

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            (e)        such Mortgage Loan, if an "A-" Mortgage Loan, has not been included as an Eligible Conforming Mortgage Loan; and

            (f)        the initial principal amount of such Mortgage Loan, if underwritten by Borrower, does not exceed $650,000.00 or, if the initial principal amount thereof exceeds $650,000.00, such Mortgage Loan has been underwritten and approved by the Approved Investor under such Investor Commitment.

(F)       By amending and restating the definition of "LIBOR Rate" to read in its entirety as follows:

                        "LIBOR Rate" shall mean the rate that appears on the display designated as page "3750" of the Telerate Service (or such other page as may replace page 3750 of that service) as of 11:00 a.m., Orlando time, on each Banking Day or, if not so reported on such service, as otherwise quoted by Lender from time to time, as the 30-day LIBOR Rate, adjusted daily with each change in the 30-day LIBOR Rate; provided, however, in no event shall the LIBOR Rate be less than the floor rate per annum equal to 2.50% (which floor rate may be changed from time to time by Lender after consultation with the Treasury Department of Lender) or greater than the ceiling rate per annum equal to the Prime Rate.

(G)        By amending and restating the definition of "Maturity Date" to read in its entirety as follows:

                        "Maturity Date" shall mean March 31, 2005; provided, that upon the written request of Borrower to Lender, Lender may elect to extend the Maturity Date on such terms and conditions as it deems appropriate in its sole discretion.

(H)        By amending and restating the definition of "Prime Rate" to read in its entirety as follows:

                        "Prime Rate" shall mean the fluctuating interest rate per annum announced by Lender from time to time as its Prime Rate as such Prime Rate may change from time to time, adjusted daily with each change in such Prime Rate (which interest rate is only a benchmark, is purely discretionary and is not necessarily the best or lowest rate charged borrowing customers of Lender); provided, however, in no event shall the Prime Rate be less than the floor rate per annum equal to 5.50% (which floor rate may be changed from time to time by Lender after consultation with the Treasury Department of Lender).

(I)        By amending and restating the definition of "Sublimit A" to read in its entirety as follows:

"Sublimit A" shall mean a portion of the Line of Credit up to but not exceeding $25,000,000.00, which shall be available to warehouse Sublimit A Mortgage Loans.

(J)        By amending and restating the definition of "Sublimit B" to read in its entirety as follows:

"Sublimit B" shall mean a portion of the Line of Credit up to but not exceeding $6,250,000.00 (increasing to $8,750,000.00 during the last five (5), followed by the first five (5) Banking Days of each month), which shall be available to warehouse Sublimit B Mortgage Loans.

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(K)      By amending and restating the definition of "Sublimit C" to read in its entirety as follows:

"Sublimit C" shall mean a portion of the Line of Credit up to but not exceeding $2,500,000.00, which shall be available to warehouse Sublimit C Mortgage Loans.

(L)       By amending and restating the definition of "Sublimit D" to read in its entirety as follows:

"Sublimit D" shall mean a portion of the Line of Credit up to but not exceeding $625,000.00, which shall be available to warehouse Sublimit D Mortgage Loans.

(M)      By amending and restating the definition of "Warehouse Period" to read in its entirety as follows:

"Warehouse Period" shall mean, for any Mortgage Loan, the period commencing on the Advance Date for such Mortgage Loan and ending on the first to occur of:

            (a)        in the case of any Sublimit A Advance, ninety (90) days after such Advance Date;

            (b)        in the case of any Sublimit B Advance, seven (7) Banking Days after such Advance Date unless the Required Documents and, if requested by Lender, the Additional Required Documents, supporting such Advance have been delivered to and accepted by Lender;

            (c)        in the case of any Sublimit C Advance, one hundred twenty (120) days after such Advance Date;

            (d)        in the case of any Sublimit D Advance, three hundred sixty (360) days after such Advance Date; provided, however, on or before each of the 91st day in the warehouse, the 181st day in the warehouse, the 271st day in the warehouse, and the 360th day in the warehouse, the amounts required for such Mortgage Loan to constitute an Eligible Repurchased Mortgage Loan must be repaid;

            (e)        expiration of the Investor Commitment for such Mortgage Loan or certificate covering same;

            (f)       if applicable, within fourteen (14) days after redelivery by Lender to Borrower of any non-conforming instrument or document for correction unless Borrower has completed correction thereof and has delivered the same to Lender within such 14-day period; or

            (g)       in the case of any Sublimit A Advance, Sublimit B Advance or Sublimit C Advance, five (5) Banking Days after the Mortgage Loan supporting such Advance is rejected by an Approved Investor for any reason unless such Mortgage Loan is re-committed within such time period.

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Notwithstanding the foregoing, if a collateral package is returned to Lender after shipment to an Approved Investor, the subject Mortgage Loan, in any event, shall be repaid within the applicable Warehouse Period set forth above; provided, however, Mortgage Loans originally funded under Sublimit A or Sublimit C may be rolled into Sublimit D if applicable.

3.        Section 2.4 (Note) of the Agreement is hereby amended to delete the term "$35,000,000.00" therefrom and to substitute the term "$25,000,000.00" in lieu thereof.

4.          Subsection (a) of Section 2.5 (Interest) of the Agreement is hereby amended and restated to read in its entirety as follows:

(a)        Except as otherwise provided in this Agreement, the principal amount of each Advance owed to Lender shall bear interest at an annual interest rate equal to the lesser of: (i) the Maximum Rate or (ii) (A) for Sublimit A Advances, the LIBOR Rate plus 1.90% (190 basis points), floating daily, subject, however, to adjustment to the LIBOR Rate plus 2.15% (215 basis points), floating daily, if the Mortgage Loan funded with the Advance is warehoused with Lender for more than sixty (60) days (such adjustment to be effective on day 61 in the warehouse), (B) for Sublimit B Advances, the LIBOR Rate plus 2.15% (215 basis points), floating daily, (C) for Sublimit C Advances, the LIBOR Rate plus 2.40% (240 basis points), floating daily, subject, however, to adjustment to the LIBOR Rate plus 2.65% (265 basis points), floating daily, if the Mortgage Loan funded with the Advance is warehoused with Lender for more than sixty (60) days (such adjustment to be effective on day 61 in the warehouse), and (D) for Sublimit D Advances, the LIBOR Rate plus 2.65% (265 basis points), floating daily.  Notwithstanding the foregoing, if Lender specifically agrees, in its sole and absolute discretion and on a case-by-case basis, to allow a Mortgage Loan to stay in warehouse longer than the Warehouse Period applicable thereto or if Lender otherwise agrees to accept or to continue to hold as security for repayment of Advances any Mortgage Loan which Lender is not required to so accept or hold under Section 2.7(d) then, in addition to any principal prepayments required by Section 2.7, the outstanding principal amount of the related Advance owed to Lender shall bear interest during the period of time such Mortgage Loan is in the warehouse in excess of such Warehouse Period or during any period of time such Mortgage Loan is not required to be accepted or held by Lender as security for repayment of Advances under Section 2.7(d) at an annual interest rate equal to the lesser of: (i) the Maximum Rate or (ii) the Interim Default Rate.  Any change in the interest rate due to a change in the LIBOR Rate or the Prime Rate, as applicable, shall be effective at the beginning of the Banking Day on which such change is announced.

5.         Section 2.7 (Mandatory Repayments) of the Agreement is hereby amended to amend and restate the second (2nd) sentence of subsection (d) thereof to read in its entirety as follows:

In addition, in the case of any Mortgage Loan funded under a Sublimit D Advance but not repaid in full within (i) ninety (90) days after the Advance Date with regard to such Mortgage Loan, Borrower shall immediately repay to Lender at least 15% (based on the initial value) of such Sublimit D Mortgage Loan on or before the 91st day in the warehouse, (ii) one hundred eighty (180) days after the Advance Date with regard to such Mortgage Loan, Borrower shall immediately repay to Lender an additional 25% (based on the initial value) of such Sublimit D Mortgage Loan on or before the 181st day in the warehouse, (iii) two hundred seventy (270) days after the Advance Date with regard to such Mortgage Loan, Borrower shall immediately repay to Lender another 25% (based on the initial value) of such Sublimit D Mortgage Loan on or before the 271st day in the warehouse, and (iv) three hundred sixty (360) days after the Advance Date with regard to such Mortgage Loan, Borrower shall immediately repay to Lender the remaining 25% (based on the initial value) of such Sublimit D Mortgage Loan on or before  day 360 in the warehouse, together, in each instance, with all accrued and unpaid interest thereon.

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6.          Clause (d) of Section 4.7 of the Agreement is hereby amended and restated to read in its entirety as follows:

(d)        prior to each renewal of the Line of Credit and at any other reasonable time, upon request by Lender, to exhibit and to allow inspection by Lender (or Persons designed by Lender) of the Collateral and the records concerning the Collateral and to pay the reasonable fees and costs in connection with Lender's periodic compliance audits of Borrower, and in addition to the foregoing to allow to be conducted third party operations audits of Borrower (which results must be satisfactory to Lender) and to pay directly the reasonable fees and costs in connection with such third-party audits;

7.         Section 6.1(a)(v) (Secondary Market Reports) of the Agreement is hereby amended to delete the phrase "On a monthly basis" therefrom and to replace with "No less frequently than on a weekly basis".

8.         The last sentence of Section 6.1(c) of the Agreement is hereby amend and restated to read in its entirety as follows:

Lender will be allowed to conduct, from time to time at Borrower's expense (and prior to each renewal of the Line of Credit, if any), financial and operational audits at Borrower's office during normal business hours, including Lender's periodic compliance audits of Borrower's operations and the Collateral, and Borrower shall pay the reasonable fees and costs associated with such audits; and in addition to the foregoing, Borrower will allow to be conducted third party operations audits of Borrower (which results must be satisfactory to Lender), and Borrower will pay directly the reasonable fees and costs in connection with such audits.

9.         Section 8.6 of the Agreement is hereby amended and restated to read in its entirety as follows:

Section 8.6        Benefit of Agreement.

(a)        This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto; provided, that Borrower may not assign or transfer any of its interest or delegate any of its obligations under the Loan Documents without the prior written consent of Lender and any such assignment or transfer without the prior written consent of Lender shall be null and void.

(b)        Lender may at any time and from time to time sell, assign, transfer, pledge or convey all or any portion of its rights and/or delegate all or any portion of its obligations under this Agreement and the other Loan Documents (including, without limitation, the Line of Credit or Advances made by Lender to Borrower thereunder to fund specific Mortgage Loans or the Commitment or any other interest in the Loan Documents) to any Person, including, without limitation, Affiliates of Lender (each, an "Assignee"), without notice to or consent by Borrower or any other Person.  Borrower hereby agrees that upon any such sale, assignment, transfer, pledge, conveyance or delegation by Lender, Assignee shall have, to the extent of such sale, assignment, transfer, pledge or conveyance, the same rights and benefits as it would have if it were the Lender under the Loan Documents and the holder of the Note, except as otherwise provided therein, provided, that Borrower shall have no duty to recognize the Assignee absent receipt by it of notice of such sale, assignment, transfer, pledge, conveyance or delegation.

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(c)        Lender may, without notice to or consent by Borrower or any other Person, sell participations in all or any part of the Line of Credit or Advances made by Lender to Borrower (including, without limitation, the Line of Credit or Advances made by Lender to Borrower thereunder to fund specific Mortgage Loans or the Commitment or any other interest in the Loan Documents) to any Person (each, a "Participant"), in which event the Participant shall not have any direct rights against Borrower or the Collateral under the Loan Documents or any other document delivered in connection herewith (Participant's rights against Lender in respect of such participation to be those set forth in the agreement executed by Lender in favor of Participant relating thereto).

(d)        Lender may at any time pledge all or any portion of its rights under the Loan Documents to a Federal Reserve Bank.  No such pledge shall release the transferor Lender from its obligations hereunder

(e)        In connection with any such sale, assignment, transfer pledge or conveyance permitted under subsections (b), (c) and (d) above, Borrower authorizes Lender to disclose to any Assignee or Participant and to any prospective Assignee or Participant, any and all information in Lender's possession concerning Borrower, such Advances or the Mortgage Loans.

10.      With respect to certain of its obligations under Section 6.1(d) of the Agreement, Borrower acknowledges and agrees that as of the date hereof the minimum fidelity insurance coverage acceptable to Lender is $300,000.00 and the minimum errors and omissions coverage acceptable to Lender is $300,000.00.  Borrower agrees to maintain such coverages in those amounts or greater until otherwise notified by Lender.  Borrower further agrees to provide Lender with written evidence satisfactory to Lender that Lender has been named as loss payee and additional insured on such coverages prior to the effective date of this Amendment.

11.       Borrower acknowledges and agrees that if and when Lender implements "ProMerit" for the electronic submission of data by Borrower to Lender, Borrower will be required to enter into one or more separate agreements with respect thereto.

12.       This Amendment shall become effective as of the date first written above, provided that the Lender shall have received by such date the following items, all of which must be in form and content satisfactory to Lender in its sole discretion:

(A)        This Amendment executed by Borrower and Lender (whether such parties shall have signed the same or different counterparts);

(B)        A Sixth Amendment to Promissory Note executed by Borrower and Lender (the "Note Amendment") (whether such parties shall have signed the same or different counterparts);

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(C)        An executed affidavit, in form satisfactory to Lender, regarding the execution of this Agreement and the Note Amendment by Borrower outside the State of Florida;

(D)         Certificates of even date herewith signed by the President and Chief Executive Officer and/or Secretary or Assistant Secretary of Borrower, as appropriate, certifying (1) the authorizing resolutions of Borrower, (2) that the organizational documents of Borrower previously delivered to the Lender remain in full force and effect with no modification or amendments except as disclosed in said Certificate, (3) that all representations and warranties previously made to Lender remains true, complete and accurate, and (4) that no Event of Default or Potential Default has occurred and is continuing;

(E)           A confirmation of even date herewith from Guarantor with respect to his Guaranty;

(F)           If required by Lender, good standing certificates/certificates of existence of a recent date for Borrower from the State of Texas and each other state in which Borrower conducts its business

(G)           A third party operations audit, the results of which must be satisfactory to Lender;

(H)           If required by Lender, such UCC and other lien searches as Lender shall request, showing no Liens which have priority over Lender's first priority security interest in the Collateral; and

(I)             Such other certificates, instruments, opinions and documents (if any) that Lender shall reasonably request.

13.        Notwithstanding the execution of this Amendment and the Note Amendment, all of the indebtedness evidenced by the Note (as amended by the Note Amendment) shall remain in full force and effect, and any collateral described in any agreement providing security for any obligation of Borrower so defined to include the Note shall remain subject to the liens, pledges, security interests and assignments of any such agreements as security for the indebtedness evidenced by the Note (as amended by the Note Amendment) and all other indebtedness described therein.  Nothing herein in this Amendment shall be construed to constitute a novation of the indebtedness evidenced by the Note or to release, satisfy, discharge or otherwise affect or impair in any manner whatsoever (1) the validity or enforceability of the indebtedness evidenced by the Note (as amended by the Note Amendment); (2) the liens, pledges, security interests, assignments and conveyances affected by the Agreement, the other Loan Documents and any other agreement securing such Note (as amended by the Note Amendment), or the priority thereof; (3) the liability of any maker, endorser, surety, guarantor or other Person that may now or hereafter be liable under or on account of the Note or any agreement securing such Note; or (4) any other security or instrument now or hereafter held by Lender as security for as evidence of any of the above-described indebtedness.  In no way limiting the foregoing, Borrower acknowledges and agrees that the indebtedness evidenced by the Note (as amended by the Note Amendment) is and shall remain secured by the collateral described in the Agreement and the other Loan Documents.

14.        In order to induce Lender to enter into this Amendment, Borrower represents and warrants that:

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(A)        The execution, delivery and performance by Borrower of this Amendment, the Note Amendment and the other documents contemplated hereby to which Borrower is a party are within its corporate powers, has been duly authorized by all necessary corporate action and is not in contravention of any law, rule or regulation, or any judgment, decree, writ, injunction, order to award of any arbitrator, court or governmental authority, or of the terms of Borrower's certificate of incorporation or bylaws, or of any contract or undertaking to which Borrower is a party or by which Borrower or its property is or may be bound or affected.

(B)          Each of this Amendment, the Note Amendment and the other documents contemplated hereby to which Borrower is a party is a legal, valid and binding obligation of Borrower, enforceable against Borrower in accordance with its terms.

(C)        No consent, approval or authorization of or declaration, registration or filing with any governmental authority or any nongovernmental person or entity, including without limitation any creditor or stockholder of Borrower, is required on the part of Borrower in connection with the execution, delivery and performance of this Amendment, the Note Amendment or the other documents or the transactions contemplated hereby or as a condition to the legality, validity or enforceability of this Amendment or the Note Amendment.

(D)         After giving effect to the amendments to the Agreement contained in this Amendment, the representations and warranties contained in Article 5 of the Agreement and in the other Loan Documents are true and correct on and as of the date hereof with the same force and effect as if made on and as of the date hereof, no Event of Default or Potential Default exists or has occurred and is continuing on the date hereof, and no material adverse change has occurred in the financial condition of Borrower since the date of the last financial statements submitted by Borrower to Lender pursuant to the Agreement.

15.        If Borrower shall fail to perform or observe any term, covenant or agreement in this Amendment, or any representation or warranty made by Borrower in this Amendment shall prove to have been incorrect in any material respect when made, such occurrence shall be deemed to constitute an Event of Default.

16.        This Amendment shall be governed by and construed in accordance with the laws of the State of Florida.

17.        Borrower agrees to pay the reasonable fees and expenses of counsel for Lender, in connection with the negotiation and preparation of this Amendment and the documents referred to herein and the consummation of the transactions contemplated hereby, and in connection with advising Lender as to its rights and responsibilities with respect thereto.

18.        Unless otherwise expressly modified or amended hereby, all terms and conditions of the Agreement shall remain in full force and effect, and the same, as amended hereby, are hereby ratified and confirmed in all respects.  From and after the effective date hereof, all references in the Agreement, and any other document or instrument entered into in connection therewith, to the Agreement shall be deemed to be references to the Agreement as amended by this Amendment.

19.         This Amendment shall inure to and be binding upon and enforceable by Borrower and Lender and their respective successors and assigns.

20.         This Amendment may be executed in one or more counterparts, each of which when executed and delivered shall constitute an original.  All such counterparts shall together be deemed to be one and the same instrument.

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21.         Further, the parties may execute facsimile copies of this Amendment and the facsimile signature of any such party shall be deemed an original and fully binding on said party; provided, however, any party executing this Amendment by facsimile signature agrees to promptly provide an original executed copy of this Amendment to Lender.  Further, the parties may execute facsimile copies of this Amendment and the facsimile signature of any such party shall be deemed an original and fully binding on said party; provided, however, any party executing this Amendment by facsimile signature agrees to promptly provide an original executed copy of this Amendment to Lender.

[Remainder of Page Intentionally Left Blank.]

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IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment, by and through their respective duly authorized officers as of the day and year first above written.

BORROWER:

FIRST PREFERENCE MORTGAGE CORP.
[CORPORATE SEAL] ATTEST:	By: Name: David W. Mann Its: President and Chief Executive Officer

By: Name: Cathy Davis Its: Secretary

STATE OF TEXAS

COUNTY OF McLENNAN

On this ______ day of December, 2004, personally appeared David W. Mann, as President and Chief Executive Officer of First Preference Mortgage Corp., a Texas corporation ("Borrower"), and before me executed the attached Eighth Amendment to Mortgage Warehouse Loan and Security Agreement, by and between Colonial Bank, N.A., as Lender, and Borrower.

IN WITNESS WHEREOF, I have hereunto set my hand and official seal in the County and State last aforesaid.

Signature of Notary Public-State of Texas

Print Name: Notary Public, State of Texas Personally Known Produced Identification Type of Identification:

(NOTARIAL SEAL)

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LENDER:
COLONIAL BANK, N.A.
By: Name: Amy J. Nunneley Its: Senior Vice President

STATE OF ALABAMA

COUNTY OF JEFFERSON

On this _____ day of December, 2004, personally appeared Amy J. Nunneley, as Senior Vice President of Colonial Bank, N.A., a national banking association, and before me executed the attached Eighth Amendment to Mortgage Warehouse Loan and Security Agreement, by and between Colonial Bank, N.A., as Lender, and First Preference Mortgage Corp., as Borrower.

IN WITNESS WHEREOF, I have hereunto set my hand and official seal in the County and State last aforesaid.

Signature of Notary Public-State of Alabama

Print Name: Notary Public, State of Alabama Personally Known Produced Identification Type of Identification:

(NOTARIAL SEAL)

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